UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2015, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) elected Alan B. Colberg to serve as a director of the Company. The Board also appointed Mr. Colberg to the Audit Committee of the Board.

The Board has determined that Mr. Colberg qualifies as an independent director under New York Stock Exchange listing standards. There are no family relationships between Mr. Colberg and any director or executive officer of the Company or any related party transactions involving Mr. Colberg and the Company. There is no arrangement or understanding between Mr. Colberg and any other person pursuant to which he was selected as a director. Mr. Colberg will participate in our non-employee director compensation program, which consists of an annual cash retainer, annual grant of restricted common stock and committee fees.

A copy of the Company’s press release announcing the election of Mr. Colberg is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of CarMax approved an amendment to Section 2.2 of the Company’s Bylaws as amended and restated (the “Bylaws”), effective October 21, 2015. The amendment increased the number of directors serving on the Board from eleven (11) to twelve (12).

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated October 21, 2015
99.1	Press Release, dated October 21, 2015, issued by CarMax, Inc., entitled “CarMax Board Elects New Director”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)

Dated: October 21, 2015	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated October 21, 2015
99.1	Press Release, dated October 21, 2015, issued by CarMax, Inc., entitled “CarMax Board Elects New Director”